FAB Global INC
     INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA
  THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

CUSIP 30238K 10 6

NUMBER: FAB _______________
SHARES _________________

[See reverse side for certain definitions]

This certifies that __________________ is the owner of
___________________
FULLY PAID AND NONASSESSABLE SHARES, OF THE PAR VALUE OF ONE CENT ($0.01) EACH, OF THE COMMON STOCK OF FAB1, INC., transferable only on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of this certificate properly endorsed. The owner hereof by accepting this Certificate expressly assents to all provisions of the Certificate of Incorporation of the Corporation as amended, a copy of which is on file with the Transfer Agent. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

Secretary: /s/ Judith  Kaufman

Chairman of the Board: /s/ Phillip Geoffrey Cook

Countersigned and Registered: AMERICAN STOCK TRANSFER &
TRUST COMPANY, New York - Transfer Agent and Registrar
[authorized officer [signature]].

Corporate Seal: FAB Inc., 1986, Georgia.


REVERSE SIDE:

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common; TEN ENT - as tenants by the entireties; JT TEN - as joint tenants with right of survivorship and not as tenants in common; UNIF GIFT MIN ACT
- __[cust]______custodian, _[minor]_ under Uniform Gifts to Minors Act (state name). Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ [social security number or other identifying number of assignee; printed name and address of assignee, including zip code] shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


_____________________________
The signature(s) should be guaranteed by an eligible
guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an
approved signature guarantee medallion program), pursuant to
S.E.C. RULE 17Ad-15.
_______________________________
1SADF